Exhibit 13

                      Form of Share Subscription Agreement


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                             ORBITEX GROUP OF FUNDS

                             Subscription Agreement


         1. Share Subscription. Orbitex Management, Inc. ("Orbitex") hereby agrees to purchase from Orbitex Group of Funds (the "Trust"), a series-type investment company having five investment portfolios (the "Funds"), the following shares of the below named Funds at a per-share purchase price indicated below, on the terms and conditions set forth herein and in the registration statement described below:

                               Amount             Price             Shares
Funds                         Purchased          Per Share        Purchased
-----                         ---------          ---------        ---------
Orbitex Global Natural
Resources Fund                                    $15.00

Orbitex Info-Tech &
Communications Fund                               $15.00

Orbitex Growth Fund                               $15.00

Orbitex Asian High
Yield Fund                                        $12.00

Orbitex Asian Select
Advisers Fund                                     $15.00

         Orbitex will purchase shares of each Fund at the price per-share indicated above, tendering $100,000 for such shares, at a time mutually agreeable to Orbitex and the Trust, but in no event later than one week prior to the date on which the Trust will file a final pre-effective amendment to its registration statement with the Securities and Exchange Commission (the "Commission") on Form N-1A (the "Registration Statement"). At the time of purchase, the Trust's shares will be fully paid and non-assessable.

         Orbitex understands that the Trust has filed with the Commission a Registration Statement which contains the prospectus describing the Trust and the shares of beneficial interest to be issued thereunder. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Registration Statement.

         2. Representation and Warranties. Orbitex hereby represents and warrants to the Trust as follows:

                  (a) It is aware that no federal or state agency has made any findings or determinations as to the fairness for investment, nor any recommendations or endorsement, of the Trust's shares;

                  (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the


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         offering described in the Trust's Registration Statement, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

                  (c) It recognizes that the Trust has only recently been organized and has no financial or operating history and, further, that investment in the Trust involves certain risks related to the purchase of the Trust's shares, and it acknowledges that is has suitable financial resources and anticipated income to bear the economic risk of such an investment;

                  (d) It is purchasing the Trust's shares for its own account, for investment, in order to provide initial capital or "seed money," for each of the Funds and not with any intent to distribute or resell the shares, either in whole or in part, and with no present intent to sell or otherwise dispose of the shares, either in whole or in part;

                  (e) It will not sell the shares purchased by it without registration of such shares under the Securities Act of 1933 except in reliance upon an exemption therefrom;

                  (f) It will not sell the shares purchased by it until the assets of the particular Fund (reflecting the shares purchased by Orbitex plus shares owned by Fund investors) are large enough, in Orbitex's reasonable judgment, so that a requested sale will not have an adverse effect upon the investment performance of such Fund. This determination having been made, Orbitex may request to sell its shares from time to time, and the Fund shares held by Orbitex will be redeemed at the net asset value next determined after the Fund receives Orbitex's proper notice of redemption;

                  (g) It has been furnished with, and has carefully read, this subscription agreement and the Registration Statement and such material documents relating to the Trust as it has requested and as have been provided to it by the Trust; and

                  (h) It has had the opportunity to ask questions of, and receive answers from, the Trust concerning each Fund and the terms of the offering.


IN WITNESS WHEREOF, the undersigned have executed this instrument on May , 1997.

                                      ORBITEX MANAGEMENT, INC.

                                      By: ______________________________________
                                               James L. Nelson, President


                                      ORBITEX GROUP OF FUNDS

                                      By: ______________________________________
                                               James L. Nelson, President